UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 5, 2005

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b)

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

ITEM 1.01                                       Entry into a Material Definitive Agreement.

As previously reported, Marc Grandisson succeeded Dwight Evans as the Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group.  In connection with Mr. Evans’ departure from Arch Capital Group Ltd. (the “Company”), on December 5, 2005, the Company and Mr. Evans entered into an agreement (the “Agreement”) pursuant to which Mr. Evans will receive a payment in the amount of $4,914,000, which is inclusive of all earned but unpaid incentive compensation.  Among other things, the Agreement also provides that certain medical benefits will remain in effect for Mr. Evans and his covered dependents for one year and that he will be reimbursed for certain relocation and other expenses, as set forth in the Agreement, which is attached hereto as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

ITEM 1.02                                       Termination of a Material Definitive Agreement.

ITEM 5.02                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Agreement, the existing employment agreement, between the Company and Mr. Evans, was terminated.  Please refer to Item 1.01 above.

ITEM 9.01.                                    Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1	Agreement, dated as of December 5, 2005, between Arch Capital Group Ltd. and Dwight Evans

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: December 5, 2005	By:	/s/ John D. Vollaro
Name: John D. Vollaro
		Title:	Executive Vice President,
Chief Financial Officer and
Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Agreement, dated as of December 5, 2005, between Arch Capital Group Ltd. and Dwight Evans